Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 9, 2020, relating to the consolidated financial statements of Vaccinex, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Vaccinex, Inc. and subsidiaries for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Rochester, New York

August 14, 2020